UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2014

AMERICA GREENER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53757	20-8195637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 South Mulberry Street, Suite 113, Meza, AZ	85202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(480) 664-3650

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

Acquisition of Assets from Soft Wave Innovations,Inc.

On October 31, 2014 AGT Soft Wave, Inc. ("AGT Soft Wave"), a newly formed Nevada corporation that is wholly-owned subsidiary of America Greener Technologies, Inc. (“AGT”), acquired certain assets from Soft Wave Innovations, Inc., an Arizona corporation ("Soft Wave") in exchange for 775,000 shares of the common stock of America Greener Technologies, Inc. valued at $767,250 under the terms of an asset purchase agreement (the "Asset Purchase Agreement") by and among America Greener Technologies, Inc., AGT Soft Wave and Soft Wave. The assets that were acquired included customer contracts, trade names, inventory, tools and parts, and demonstration contracts related to the prior joint venture with Soft Wave.

Previously, Gary Dean Wilson, the President of Soft Wave, and Michael Dean Brown, the inventors of certain patented technology used by Soft Wave, assigned all of their rights, title and interest in and to that certain U.S. Patent No. 8,477,003, Serial No. 13/262.227 for apparatus for generating a multi-vibrational field to AGT in exchange for the payment of royalty payments.

The shares of our common stock were issued to Soft Wave in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption provided by Section 4(a)(2) of that act. The recipient was an accredited or otherwise sophisticated investor who had access to business and financial information on our company. The certificate representing the shares will bear a restrictive legend in accordance with Rule 144 promulgated under the Securities Act.

The description of the terms and conditions of the Asset Purchase Agreement is qualified in its entirety by reference to the agreement which is filed as Exhibit 10.12 to this report.

Private placement of common stock

On November 1, 2014 we sold an aggregate of 400,000 shares of our common stock at a purchase price of $0.50 per share to two accredited investors in private transactions exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act. We received proceeds of $200,000 and did not pay any commissions or finder's fees in these sales. The proceeds are being used by us for general working capital.

Item 7.01	Regulation FD Disclosure.

On November 6, 2014, America Greener Technologies, Inc. issued a press release announcing the acquisition of the assets from Soft Wave. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of America Greener Technologies, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The audited financial statements of Soft Wave at December 31, 2013 and 2012 and for the years then ended will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission.

(b)	Pro forma financial information.

The unaudited pro forma financial statements giving effect to the acquisition of the assets from Soft Wave will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission.

(d)	Exhibits.

Exhibit No.	Description

10.12	Asset Purchase Agreement dated October 31, 2014 by and among America Greener Technologies, Inc., AGT Soft Wave, Inc. and Soft Wave Innovations, Inc. **
99.1	Press release dated November 6, 2014
**	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. America Greener Technologies, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA GREENER TECHNOLOGIES, INC.

Date: November 6, 2014	By: /s/ Michael C. Boyko
Michael C. Boyko, Chief Executive Officer and President
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